UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2020

Franchise Group, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-35588	27-3561876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of principal executive offices) (Zip Code)

(757) 493-8855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRG	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on December 16, 2019, Franchise Group Newco R, LLC (“Newco R”), an indirect subsidiary of Franchise Group, Inc. (the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Revolution Financial, Inc. and its subsidiaries (collectively, “Revolution”) for the acquisition of Revolution’s consumer lending business. On March 12, 2020, the Company and Revolution agreed to extend the “End Date” (as defined in the Asset Purchase Agreement) from March 16, 2020 to April 30, 2020 pursuant to an amendment (the “Amendment”) to the Asset Purchase Agreement.

Other than as expressly modified pursuant to the Amendment, the Asset Purchase Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on December 17, 2019, remains in full force and effect. The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Company is furnishing a copy of an investor presentation dated March 11, 2020 (the “Investor Presentation”). The Investor Presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including the Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing. This Current Report on Form 8-K should not be deemed an admission as to the materiality of any information in the Investor Presentation that is required to be disclosed solely by Regulation FD.

Item 8.01.	Other Events.

Dividend Approval

On March 12, 2020, the Company announced that its Board of Directors (the “Board”) approved a cash dividend to the Company’s stockholders. The quarterly dividend of $0.25 per share will be paid on or about April 27, 2020 to stockholders of record at the close of business on April 10, 2020.

Annual Meeting of Stockholders

On March 5, 2020, the Board set the date of the Company’s 2020 Annual Meeting of Stockholders for June 3, 2020 (the “2020 Annual Meeting”). The Board fixed the close of business on April 10, 2020 as the record date for the 2020 Annual Meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must ensure that such proposal is received by the Company no later than the close of business on March 22, 2020. Any such proposals must be received by such deadline at the Company’s principal executive offices at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454, Attention: Corporate Secretary.

Further, in accordance with the requirements for advance notice in the Company’s Bylaws for director nominations or other business to be brought before the 2020 Annual Meeting by a stockholder, written notice must be received by the Company’s Corporate Secretary no later than the close of business on March 22, 2020. Any such notice must comply with and contain all of the information required by the Company’s Bylaws. A copy of the Company’s Bylaws is filed as Exhibit 3.4 to the Company’s Form 10-K filed with the Securities and Exchange Commission on June 27, 2019.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

2.1	Amendment No. 1, dated as of March 12, 2020, to Asset Purchase Agreement, dated as of December 16, 2019, by and among Franchise Group Newco R, LLC, the sellers listed on Schedule I thereto, and Revolution Financial, Inc. as the representative of the sellers.

99.1	Investor Presentation dated March 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franchise Group, Inc.

Date: March 12, 2020	By:	/s/ Eric F. Seeton
Eric F. Seeton
Chief Financial Officer